Exhibit 10.20

AGREEMENT

THIS AGREEMENT made as of the 20 day of December, 2019

B E T W E E N:

JERRY ZARCONE

(hereinafter referred to as “Jerry”)

- and –

TARGET GROUP INC.

(hereinafter referred to as “TGI”)

WHEREAS:

A.	Canary RX Inc. (“Canary”) is a wholly owned subsidiary of Visava Inc. (“Visava”).

B.	Visava is a wholly owned subsidiary of TGI.

C.	The By-Laws of TGI provide for a minimum of 1 director and 5 directors, and that all vacancies of the board can be filled by the existing board of directors.

D.	Presently the board of directors for TGI consists of 4 directors, namely, Rubin Schindermann, Saul Niddam, Frank Monte, and Anthony Zarcone.

E.	Canary is a tenant at lands and premises municipally known as 385 Second Avenue West, Simcoe, Ontario (the “Premises”) pursuant to a Lease made the 28th day of June, 2018 between E. & E. McLaughlin Ltd., as Landlord, and Canary, as Tenant (the “Lease”).

F.	Jerry shall make a loan to TGI in the amount of $1,000,000.00 (CDN) pursuant to the terms and provisions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements hereinafter contained and the sum of One Dollar ($1.00) now paid by the parties hereto each to the other (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:

1.	The Parties hereby declare and confirm the truth and accuracy of the Recitals hereto and they form an integral terms and provisions of this Agreement.

2.	Jerry shall loan (the “Loan”) to TGI the principal amount of One Million ($1,000,000.00) Dollars (CDN) upon the following terms and provisions:

(a)	Upon execution hereof, Jerry shall advance to TGI or to whom it may direct, the amount of Three Hundred and Fifty Thousand ($350,000.00) Dollars (the “First Advance”).

(b)	Jerry shall advance to the Borrowers or to whom it may direct, such additional amount(s) as is, from time to time, acceptable to Jerry, in his sole discretion, for the balance of Six Hundred and Fifty Thousand ($650,000.00) Dollars, provided that no such further advances shall be made unless and until the obtainment of Security (hereinafter defined) satisfactory to Jerry, acting reasonably, and provided further that TGI and the Subsidiaries shall not be in default of this Agreement or any other agreement as between Jerry and TGI and/or any of its Subsidiaries (hereinafter defined).

(c)	The term of the Loan shall be twelve (12) months commencing on the date hereof (the “Term”).

(d)	All monies outstanding under the Loan from time to time shall accrue interest at a rate of 16% per annum, calculated monthly, which interest shall be payable at the expiration of the Term or earlier demand of the loan following default.

(e)	The Loan shall be secured by the following security (the “Security”), in respect of which Security, TGI shall cause to be executed, delivered, and registered within a reasonable time following presentation thereof by Jerry or his counsel (but in no event more than five (5) business days following such presentation):

(i)	A Promissory Note having a form and containing content reasonably satisfactory to Jerry provided that the terms and provisions thereof shall not conflict with any of the terms and provisions of this Agreement;

(ii)	The Guarantee for all amounts owing under the Loan by Canary, Visava, and any other directly or indirectly owned subsidiaries of TGI, Canary, and Visava (the “Subsidiaries”);

(iii)	A registered first charge over and to all of the personal property of TGI and its Subsidiaries (including without limitation intellectual property) wherever situate pursuant to a general security agreement having a form and containing content reasonably satisfactory to Jerry provided that the terms and provisions thereof shall not conflict with any of the terms and provisions of this Agreement, it also being understood and agreed that TGI and its Subsidiaries do hereby covenant, agree, and undertake to procure and provide evidence thereof satisfactory to Jerry of a discharge of the registration against Canary bearing file number 709304283 and registration number 20150825 1563 1862 6201 to and in favour of Sidney Weinstein pursuant to the Personal Property Security Act (Ontario) within 45 days of the First Advance; and

(iv)	A registered first charge over and to Canary’s right, title, and interest in and to the Lease and the Premises.

(f)	As soon as reasonably possible following repayment of the Loan in full and satisfaction of all other obligations hereunder and the Security, Jerry shall discharge the Security and provide reasonable evidence of such discharge to TGI.

(g)	All advances under the Loan shall not be used for any purpose other than for such purposes and for such amounts as shall be approved by Jerry, acting reasonably, in respect of which approval, TGI shall provide Jerry in writing with the name, amount, invoice, and purpose of its intended disbursement which it seeks to pay, and Jerry shall provide its approval (or non-approval) within 48 hours of receipt of such writing, provided that upon Barry Allan Katzman serving as the 5th director of TGI, Jerry shall also approve the recommendations from TGI’s board of directors as determined by either the unanimous written consent of TGI’s board of directors or a resolution passed at a duly constituted meeting of TGI’s board of directors.

3.	Contemporaneous with the execution and delivery hereof, TGI shall deliver to Jerry a corporate organizational chart in respect of TGI, Canary, Visava, and the Subsidiaries.

4.	As soon as possible following the execution of this Agreement (and no later than December 31, 2019), the board of directors of TGI shall appoint Barry Allan Katzman as a director and chief executive officer (which office he shall share with Rubin Schindermann) of TGI, it being understood and agreed that notwithstanding any repayment of the Loan prior to the next annual meeting of shareholders, Barry Allan Katzman shall not be required to resign as a director or executive officer of TGI.

5.	Upon default of this Agreement or any other agreement as between Jerry and TGI and/or its Subsidiaries, upon written demand made by Jerry, Anthony Zarcone shall be appointed as an executive officer of TGI.

6.	The Parties shall execute and deliver any further agreements and documents and do all things and provide any further assurances, undertakings and information as may be reasonably required by the requesting party to give full effect to this Agreement.

7.	Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same as indicated below:

(a)	Addressed to Jerry at:

By email: jerry.zarcone@zarkys.com

with a copy to:

Attn: John Vitulli Jr.

Vitulli Law Group

69 Hughson Street North

Hamilton, ON L8R 1G5

Email: jvitulli@vitullilawgroup.com

(b)	addressed to TGI and its Subsidiaries at:

Target Group Inc.

55 Administration Road, Unit #13

Vaughan, ON L4K 4G9

By email to Rubin Schindermann at: rubin@targetgroupinc.com

By email to Barry Katzman at: barrykatzman@targetgroupinc.com

With copy to:

Robert C. Laskowski

Law Office

520 SW Yamhill, Suite 600

Portland, OR 97204-1329

Email: rcl@roblaw.us

Any notice, direction or other instrument aforesaid if delivered, shall be deemed to have been given or made on the date on which it was delivered or if mailed, shall be deemed to have been given or made on the 5th business day following the day on which it was mailed.

8.	This Agreement may be executed and delivered by the Parties in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile, e-mail or other functionally equivalent electronic means of transmission, and those counterparts will together constitute one and the same instrument.

9.	All reasonable costs and expenses (including the fees and disbursements of accountants, financial advisors, legal counsel and other professional advisers) incurred by Jerry and TGI in connection with this Agreement including the obligations under this Agreement, the completion of the transactions contemplated by this Agreement and the enforcement of this Agreement, are to be paid by TGI, and with respect to Jerry’s such costs and expenses, same may be deducted from any advance under the Loan.

10.	Neither this Agreement nor any right or obligation under this Agreement may be assigned including, by operation of law, by any Party without the prior written consent of the other Parties. This Agreement ensures to the benefit of and is binding upon the Parties and their respective heirs, executors, trustees, administrators, personal or legal representatives, successors and permitted assigns.

11.	This Agreement is governed by and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

12.	This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no representations, warranties or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement.

Each of the Parties has executed and delivered this Agreement as of the date first above written.

SIGNED IN THE PRESENCE OF	)
)
)
)
Witness	)	JERRY ZARCONE

TARGET GROUP INC.
Per:

Name: Rubin Schindermann
Position: Director

Name: Saul Niddam
Position: Director

Name: Frank Monte
Position: Director

Name: Anthony Zarcone
Position: Director
We have authority to bind the Corporation